Exhibit 10.2

MASTER ISSUANCE AND INDEMNITY AGREEMENT (CORPORATE) (BANA)

This Agreement is executed as a Deed and delivered the 31st day of May 2024.

BETWEEN:

(1) Bank of America, National Association, 2 King Edward Street, London EC1A 1HQ (the “the Bank”); and

(2)  Atlantic Projects Company Limited, a company incorporated under the laws of the Republic of Ireland with Registered number 276990 and located at the 4th and 5th Floors, Bedford Place, Howley’s Quay, Limerick, Ireland, (the “Indemnifier” and an “Applicant”),

each a “Party” and together the “Parties”.

1.	DEFINITIONS:

“Affiliate” means with respect to a specified person, an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified;

“Applicant”, means each of the Indemnifier and the Designated Affiliates and the term “the Applicant” shall be a reference to any one or more of them, individually or collectively, and, for the avoidance of doubt, including the Indemnifier in its capacity as Indemnifier, in each case as the context may require.

“Application” means the form containing the request of the Applicant for the issue of an Undertaking;

“Authorised Signatory" means any person (whether legal or natural) from time to time authorised by Applicant for the purposes of the Agreement;

“Damages” means any and all losses, claims, actions, proceedings, judgments, orders, liabilities, demands, damages, costs and expenses (including without limitation, legal fees and allocated costs for in-house legal services);

“Designated Affiliate” means an Affiliate of the Indemnifier listed in Schedule 1 (Designated Affiliates) and any other Affiliate of the Indemnifier that the Indemnifier designates as a Designated Affiliate by delivering a notice in the form set out in Schedule 2 (Notice of additional Designated Affiliate) and the Bank accepting such notice by countersigning it;

“ETS System” means Bank of America CashPro® Online and/or any of the Bank’s successor access electronic channel(s) from time to time;

“Fees” means any and all fees, charges, costs, interest or commission in connection with an Undertaking, as agreed from time to time, between the Indemnifier and the Bank.

“Losses” means:

(i)	all Damages arising out of the issuance by the Bank of, or any other action taken by the Bank in connection with, any Undertaking; and
(ii)

all Damages arising out of the issuance by the Bank of any Undertaking or incident to the collection of amounts owed by the Indemnifier under this Agreement or in enforcing, or attempting to enforce, the Bank’s rights under this Agreement), including, without limitation, in relation to any court order, injunction, or other process, any regulation or regulatory or other action by any person, in each case seeking to restrain the Bank from paying any amount under any Undertaking; and

(iii)

all Damages arising out of the Indemnifier’s or any of its Affiliates’ failure to procure on a timely basis any licences or to comply with any applicable laws, regulations or rules or any other conduct or failure of the Indemnifier or any of its Affiliates relating to or affecting any Undertaking; and

(iv)

any increased cost incurred by the Bank in connection with an Undertaking arising as a result of the introduction of or any change in (or in the interpretation, administration or application of) of any law or regulation of the United Kingdom or other relevant jurisdiction; and/or, compliance with any law or regulation made after the date of this Agreement; and/or compliance by the Bank with any request from

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

any central bank, regulator or other fiscal monetary or other authority of United Kingdom or elsewhere (as the case may be); and

(v)

any tax or withholding that may be imposed on or claimed from the Bank in relation to the above or otherwise in relation to this Agreement or any Undertaking but not including taxes imposed upon the Bank with respect to its overall net income.

“Undertaking” means any indemnity, guarantee, bond, letter of credit or other form of undertaking whatsoever and howsoever described.

2.	UNDERTAKING ISSUANCE
2.1

The Bank shall be under no obligation or commitment of any kind but may, in its sole and absolute discretion, issue any Undertaking requested by the Indemnifier or any Designated Affiliate for the account of the Indemnifier whether such Undertaking is on its own behalf, that of its Affiliate or of a third party. An Undertaking may be issued by any branch, office or Affiliate of the Bank anywhere in the world or by a correspondent of the Bank supported as required by the Bank’s Undertaking in favour thereof and the Indemnifier undertakes the obligations hereunder in relation to all such Undertakings without exception;

2.2

The Bank may at any time give notice to the Indemnifier that no further Undertakings will be issued at the request of any or all Applicants pursuant to this Agreement and no requests shall thereafter be made by any such Applicant; and

2.3

Applicant is responsible for the final text of any Undertaking as issued by the Bank, whether prepared by Applicant or the Bank (whether by utilising a template instrument or otherwise) and unless the sole and direct result of the Bank’s gross negligence or wilful misconduct, the Bank shall have no liability in respect of, and the Indemnifier’s obligations under this Agreement shall not be affected by, Undertaking text that is erroneous, ambiguous, inconsistent, insufficient, ineffective or illegal or fails to incorporate appropriate rules.

3.	REIMBURSEMENT AND INDEMNITY
3.1	The Indemnifier shall forthwith on demand:
(a)	pay to the Bank all Fees;
(b)	reimburse the Bank for all sums demanded of, or paid out by, the Bank under or in respect of any Undertaking;
(c)

indemnify the Bank against any loss it incurs as a result of the conversion of any amount due under this Agreement from the currency in which it is payable hereunder into another currency in any related judgment or order or as required in order to file a claim or proof or for the purposes of enforcement;

(d)

where the Bank acts in accordance with Clause 8.3, indemnify, and keep indemnified, the Bank from and against all Damages incurred or sustained by the Bank of whatever nature and howsoever arising except in the event such Damages are directly caused by the Bank’s fraud, gross negligence or wilful misconduct (and this indemnity will survive the termination of the Agreement without limit in time); and

(e)	indemnify, and keep indemnified, the Bank against all Losses which arise in relation to or out of, or as a result of the Bank having issued, each Undertaking,

in each case, together with interest thereon as well after as before judgment, from the due date thereof or, if earlier, the date when the relevant payments or Losses were first disbursed or satisfied by the Bank (whether directly or by way of set-off, counterclaim or otherwise) until payment by the Indemnifier in full, at the rate of two per cent (2%) per annum above what the Bank conclusively in its sole discretion determines is or would have been the cost to the Bank of acquiring the funds in the relevant amount.  Interest will be computed on the basis of the actual days elapsed and a 360-day year, or, where the practice in the relevant interbank market differs, in accordance with that practice.

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

3.2

However, the Indemnifier, shall not be obliged to indemnify the Bank pursuant to clause (c) (d) and (e) if Indemnifier can produce a final, non-appealable judgement of the courts mentioned in clause 23 concluding that any Loss or Damage referred to in point (c) (d) and (e) was the sole and direct result of the Bank’s gross negligence or willful misconduct. This indemnity shall be a continuing security and shall not be satisfied or discharged by any intermediate payment or settlement of account.

4.	PAYMENTS
4.1

Each payment (including interest) of the Indemnifier shall be either in the currency or currencies in which each of the Bank’s disbursements or satisfaction was made or, at the Bank’s option, its equivalent in pounds sterling or U.S. dollars at the rate prevailing on the date of the Bank’s disbursements or satisfaction and paid without set-off or counterclaim and in immediately available funds to such account at such bank as the Bank may from time to time specify.

4.2

The Indemnifier irrevocably authorises the Bank, without prejudice to any other right or remedy, to debit any account which the Indemnifier may have with the Bank or its Affiliates or such other account as the Indemnifier notifies to Bank from time to time (including any other account held with a third party bank from time to time), for an amount the Bank determines is equal to the sum of any liability due and payable by the Indemnifier hereunder, whether the relevant account is in credit or in debit or may thereby become overdrawn or otherwise. If requested by the Bank to do so, the Indemnifier hereby undertakes to take such steps and do all things as the Bank considers necessary or desirable to give effect to this clause. The Bank must notify as soon as reasonably practicable prior to make a debit pursuant to this clause.

4.3

The Bank may (at any time and without prejudice to any of the Bank’s other rights howsoever arising and without prior notice or demand for payment) combine, consolidate merge, retain, apply or set off any money held in any account of the Indemnifier at the Bank against any money owed by the Bank to the Indemnifier in any currency towards payment of any amount owing by the Indemnifier to the Bank in relation to this Agreement or any Undertaking; and/or accelerate the maturity of any fixed term deposit.  For the purposes of this Clause 4.3, the Bank may affect currency conversions at such times or rates as the Bank considers reasonable and may affect such transfers between any account as the Bank considers necessary.

5.	NO ENQUIRY, NO CONSEQUENTIAL DAMAGES
5.1

The Indemnifier authorises the Bank without any reference to, or further authority from, the Indemnifier or the Applicant and without prior notification to the Applicant of any presentation or demand for payment:

(a)	to make any payments or comply with any demands which are, or which appear or purport to be, claimed or made under each Undertaking:
(i)

without enquiry into the justification for the making of the demand or the validity, binding nature, completeness, genuineness or accuracy of any statement or certificate received by the Bank with respect to or under any Undertaking; and

(ii)	despite any contestation whatsoever on the part of the Applicant or any other person;

and the Indemnifier agrees that any such claim or demand shall, as between the Bank and the Indemnifier, be accepted by the Indemnifier as conclusive evidence that the Bank was liable to pay or comply with the same and was, in all respects, liable to do so in the manner, and for the amount, in which the Bank made payment or effected compliance; and

(b)

to elect not to make payments or comply with any demands (i) as a result of discrepancies notwithstanding any waiver by the Applicant thereof, or (ii) in accordance with any attachment order, blocking regulation or third-party claim alleged to be applicable to the Undertaking.

5.2

In no event will  either Party be liable for any indirect, consequential or punitive loss, damage, cost or expense of any nature (even if advised of the possibility of such loss, damage, cost or expense) of the other Party, including, without limitation, any economic loss or damage, expense and loss of business, profits or

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

revenue, goodwill and anticipated savings, loss of or corruption to any other Party’s ’s data, loss of operation time or loss of contracts.

6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
6.1	The Indemnifier hereby represents and warrants that:
(a)

in all respects, the obligations of the Indemnifier under this Agreement constitute and will always constitute legal, valid, binding and enforceable obligations of the Indemnifier, compliant with its constitutive documents, internal authorisations and applicable law and all import and export licences and other governmental approvals required for any goods or documents described in any Undertaking have been obtained;

(b)	any request by Applicant for an Undertaking that relates to a third party other than the Applicant has been duly authorised by that third party;
(c)

all information the Applicant may have provided to the Bank regarding the beneficial ownership and controlling parties of the Applicant is, to the best of the Indemnifier’s knowledge, complete and correct;

(d)	the entry into and performance by it of, and the transactions contemplated by, this Agreement promote the success of the Indemnifier for the benefit of its members as a whole; and
(e)

the Indemnifier has acknowledged and understood that the Agreement contemplates applications for issuance of Undertakings being made by the Indemnifier for and on behalf of its Affiliates and/or Designated Affiliates, or by the Designated Affiliates directly, in each case with the Indemnifier being liable for reimbursing and indemnifying the Bank in accordance with the terms of the Agreement and at the date of this Agreement, the Indemnifier is solvent and will not become insolvent due to entering into, and/or performing its obligations under, the Agreement.

6.2

The Applicant shall promptly notify the Bank if: (i) there is a Change of Control, or (ii) the Applicant becomes aware of circumstances that may result in a Change of Control.  For the purposes of this Clause 6.2, a “Change of Control” means a situation where a shareholder of the Applicant ceases directly or indirectly to: (i) have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (A) cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Applicant; or (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Applicant; or (C) give directions with respect to the operating and financial policies of the Applicant with which the directors or other equivalent officers of the Applicant are obliged to comply; or (ii) hold beneficially more than 50% of the issued share capital of the Applicant (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

7.	WAIVER OF DEFENCES

The provisions of this Agreement shall not be affected by any act, omission, matter or thing which, but for this provision, would release, reduce or prejudice any of the Indemnifier’s liabilities under this Agreement, including without limitation, any incapacity or lack of power, authority or legal personality of or dissolution or change in the members, or status of, the Indemnifier, any unenforceability, illegality or invalidity of any Undertaking or any insolvency or similar proceedings.

8.	INSTRUCTIONS, NOTICES, ELECTRONIC COMMUNICATIONS, RECORDS AND SIGNATURES
8.1

Applicant’s instructions to the Bank in respect of all transactions under this Agreement will be delivered: (i) electronically and authenticated in accordance with such electronic transfer agreement(s) as may be agreed in writing between the Parties from time to time; or (ii) in writing (with Applicant’s stamp, where applicable) by the Authorised Signatory(ies) in accordance with such authority and limitations on authority as may be agreed from time to time between the Parties ("Written Instructions"); or (iii) by electronic mail, SWIFT (authenticated or  otherwise) message or other electronic means (in such format as may be specified by the Bank from time to time) ("Instructions"). Applicant authorises the Bank to rely, accept and act on any

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

instruction with regard to any transaction, provided that such instruction is delivered in accordance with Clause 8.1.

8.2

Applicant will: (i) furnish the Bank with such documents regarding Applicant’s Authorised Signatories as the Bank may reasonably request; (ii) promptly notify the Bank in writing of any change in the authority or identity of any Authorised Signatory and/or (iii) furnish the Bank with specimen signatures of any additional or substitute Authorised Signatory. Any such notice must be provided using such means and be in such form as the Bank may specify from time to time, and will not be effective until the Bank receive such notice and have had a reasonable time to act on it.  Until such notice becomes effective, the Bank may rely on the existing list of Authorised Signatories. Clause 8.6 does not apply to notices given pursuant to this Clause 8.2.  In the absence of any express limitation agreed between Applicant and the Bank on the authority of the Authorised Signatories, Applicant confirms that the authority of a single Authorised Signatory is sufficient for all purposes in relation to all transactions under this Agreement.

8.3

Subject to the Bank not acting in gross negligence or wilful misconduct, the Applicant authorises the Bank (but the Bank is not bound) to rely on and act in accordance with and/or take such steps as the Bank may in good faith consider appropriate in connection with or in reliance on any Instruction (as defined in Clause 8.1) which is or purports to be (whether by reason of forgery, misrepresentation or otherwise) given by or on behalf of Applicant, regardless of the circumstances prevailing at that time.

8.4

Applicant agrees that the Bank will not be liable for any Damages that Applicant may suffer or incur if the Bank acts on Instructions provided by: (i) electronic mail or other electronic means, whether or not authorised by an Authorised Signatory or (ii) SWIFT (authenticated or otherwise) message, whether or not authorised, provided only that, in the case of sub-Clause 8.4(i), the Bank acts in good faith believing (i)  such person to be an Authorised Signatory and (ii) the instructions on their face appear to emanate from the Applicant.

8.5

The Bank shall not have any obligation to take any action in respect of instructions that in the Bank’s reasonable opinion are incomplete, incorrect, vague or ambiguous.  The Bank will exercise reasonable care in verifying the signatures and/or Applicant’s stamp, where applicable, appearing on Written Instructions (as defined in Clause 8.1) from Applicant, but the Bank will not be liable for any loss or damage caused by or arising from the execution of Written Instructions which have been altered or on which the signatures have been forged where such alteration or forgery could not be detected by using reasonable care.

8.6

Unless otherwise provided in the Agreement, a notice under or in connection with this Agreement (a "Notice") will be in writing and in the English language.  In the case of a Notice to be provided: (i) to the Applicant, such Notice may be: (A) mailed, faxed, or sent by electronic means (including by electronic mail or hyperlink) to the Applicant’s address, using the details given by the Applicant or any other address or details subsequently communicated by the Applicant to the Bank in writing; or (B) made available to  the Applicant through the ETS System; or (ii) to the Bank, such Notice may be: (A) mailed, or sent by electronic mail by the Applicant to the Bank using the address or details of the local branch or the Applicant’s client services representative as communicated by the Bank to the Applicant in writing or any other address or details subsequently communicated by the Bank to  the Applicant in writing for the purposes of this Clause 8.6; or (B) if agreed by the Bank, made available to the Bank through the ETS System.  Such Notices will be effective when actually received.

8.7

Applicant consents to the use of electronic communications and electronic signatures for all purposes under or in connection with the Agreement.  Both Parties are conscious of the risks that the use of electronic documents and signatures may entail and, nonetheless, have agreed to use them for their mutual benefit and agreed that this Agreement so executed and delivered must be recognised and have the same effects as if it were a paper-based document with wet-ink signatures. The Parties r represent and warrant to each other that any and all authorised signatories or other persons executing this Agreement (or otherwise accepting the terms of this Agreement on its behalf) have been duly authorised by it to do so, each in accordance with its constitutive documents and applicable law.

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

9.	ADDITIONAL SECURITY

The Bank’s rights under this Agreement shall be in addition to, and shall not be in any way prejudiced or affected by, any one or more other indemnities, guarantees, security or other obligations whatsoever which the Bank may now or hereafter hold whether from the Indemnifier or from any other person.

10.	APPROPRIATIONS

The Bank may at any time and without reference to the Indemnifier give time for payment or grant any other indulgence and give up, deal with, vary, exchange or abstain from perfecting or enforcing any other indemnities, guarantees, securities or other obligations whatsoever held by the Bank at any time and discharge any party thereto, and realise the same or any of them, and compound with, accept compositions from and make any other arrangements with the beneficiary of any Undertaking or any person or persons, as the Bank think fit, without affecting the Indemnifier’s liability under this Agreement.

11.	NO DISCHARGE OF INDEMNIFIER
11.1

The Bank at liberty, but not bound to, resort for the Bank’s own benefit to any other means of payment at any time and in any order the Bank think fit without thereby diminishing the Indemnifier’s liability hereunder.  The Bank may enforce the Bank’s rights under this Agreement:

(a)	either for the payment of the ultimate balance, after resorting to other means of payment; or
(b)	for any balance due at any time notwithstanding that other means of payment have not been resorted to (without entitling the Indemnifier to any benefit from such other means of payment),

so long as any moneys remain due or owing or payable (whether actually or contingently) from or by the Indemnifier to the Bank.

12.	AMENDMENTS TO UNDERTAKINGS
12.1	Any Undertaking may from time to time be, or be deemed to have been, modified, amended, renewed or extended:
(a)	with the agreement of the beneficiary of such Undertaking and:
(i)	either in accordance with its original terms; or
(ii)	at the request of the Indemnifier or the Applicant; or
(b)	as required under applicable law, regulation or by the action of any governmental or regulatory authority; and

the Indemnifier’s liability under this Agreement shall continue to apply to any such Undertaking as so modified, amended, renewed or extended.

13.	APPLICABILITY, ASSIGNMENT AND TRANSFER
13.1	This Agreement shall be binding upon the Indemnifier, its successors and assigns, and shall inure to the benefit of the Bank, its successors, transferees and assigns.
13.2

The Bank may at any time assign any of the Bank’s rights or transfer or novate the Bank’s rights and obligations under this Agreement to another bank or financial institution.  The Indemnifier shall promptly execute all documents and formalities which the Bank consider necessary or expedient to affect any such transfer or novation.

13.3

This Agreement shall continue to bind the Indemnifier notwithstanding any transfer, assignment, amalgamation, merger or reconstruction effected by the Bank and all references in this Agreement to “the Bank” shall, unless the context otherwise requires, be construed as including a reference to the Bank’s successors and assigns.

13.4

The Indemnifier may not at any time assign any of its rights or transfer or novate any of its rights or obligations under this Agreement.  Any actual or attempted assignment, transfer or novation by the

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

Indemnifier of any of its rights or obligations under this Agreement without the Bank’s prior written consent shall be void.

14.	GROSS AMOUNT OF LOSSES

The Indemnifier shall be liable for the gross amount of the Bank’s Losses and liabilities under or in respect of each Undertaking notwithstanding that the actual amount paid by the Bank in respect of such Undertaking is, for any reason whatsoever (including, without limitation, the operation or exercise of a right of set-off or counterclaim), less than such gross amount.

15.	GROSS-UP
15.1

All payments by the Indemnifier shall be made free and clear of any withholding or deduction whatsoever, whether in respect of present or future taxes, duties or other charges.  If the Indemnifier is compelled by law to make any withholding or deduction from any payment, it shall:

(a)	immediately notify the Bank;
(b)	immediately, pay to the Bank such additional amounts as are necessary for the Bank to receive the amount which the Bank would have received if no such withholding or deduction had been required;
(c)	pay the amount so deducted or withheld to the relevant taxing authority when due;
(d)	provide the Bank with evidence that the taxes, duties or charges have been paid by forwarding to the Bank official receipts within 30 days of payment; and
(e)

on demand, indemnify the Bank for the full amount of all taxes paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted.

16.	COLLATERAL
16.1

Notwithstanding any other provision of this Agreement, the Indemnifier shall, on demand, deposit with the Bank as cash security for the Indemnifier’s obligations to the Bank under this Agreement, an amount equal to the Bank’s maximum contingent liability under each Undertaking.  The Bank will hold any payment received from the Indemnifier as cash collateral with interest accruing for the Indemnifier’s account at the Bank’s normal deposit rate as determined by the Bank or apply such sums against the Bank’s contingent liability under the Undertakings.  The Indemnifier shall not be entitled to repayment of any such sums unless all the Bank’s obligations in respect of the Undertakings have been discharged and only to the extent that there are sums left over after such discharge.

16.2

The Indemnifier agrees to create over any sum or sums deposited in accordance with paragraph 16.1 above and over the account in which the sum or sums are held, any security interest in the Bank’s favour which the Bank may request from time to time, if the Bank decides to hold that sum or sums as cash collateral.

16.3

The Indemnifier hereby irrevocably and by way of security appoints the Bank and any person nominated in writing under the hand of any officer of the Bank as attorney of the Indemnifier, for the Indemnifier, and in its name and on its behalf and as its act and deed, to prepare, complete, execute, seal, deliver, lodge and file and otherwise perfect any agreement, deed, assurance, instrument, memorandum, form or document and to institute and conduct any proceedings and to do any act or thing which it ought to do hereunder or which may be deemed by the Bank necessary, proper or prudent for any of the purposes of paragraph 16.2 above or necessary, proper or prudent for the purposes of perfecting, protecting, maintaining, preserving, enforcing or realising the Bank’s rights and interests under or pursuant to or in respect of the moneys deposited as cash collateral under this clause.

17.	NO WAIVER OF THE BANK’S RIGHTS
17.1

No delay or omission on the Bank’s part in exercising any right, power, privilege or remedy (“Rights”) in respect of this Agreement shall impair any Right, or be construed as a waiver of any thereof.  No single or

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

partial exercise of any Right shall preclude any further exercise thereof or the exercise of any other Rights.  The Rights are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law.

17.2	Nothing in this Agreement shall affect any right of set-off or any other right whatsoever in the Bank’s favour existing or arising at common law, by statute or otherwise howsoever.
18.	SEVERABILITY

In the event that any of the terms or provisions of this Agreement are or shall become invalid, illegal or unenforceable, the remaining terms and provisions hereof shall survive unaffected.

19.	NO THIRD-PARTY RIGHTS

A person who is not a party to this Agreement, other than the Bank, has no right under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce or to enjoy the benefit of any term of this Agreement.

20.	SANCTIONS

By submitting any request for the issue of any Undertaking and/or provision of any trade service by the Bank, the Indemnifier agrees on its own behalf, and on behalf of any Affiliates, not to undertake any business through the Bank involving (directly or indirectly) any jurisdiction, government, entity or person subject to economic sanctions imposed from time to time by any applicable United Kingdom, European Union, United States, United Nations or other authorities.

21.	ANTI-MONEY LAUNDERING AND ANTI-CORRUPTION LAWS

Neither the Indemnifier, nor any of its directors, officers, agents, employees or Affiliates has engaged in any activity or conduct which would violate any applicable anti-money laundering and/or anti-bribery and corruption law or regulation in all the jurisdictions in which it conducts business and will comply, and has appropriate systems and controls in place to so comply, with all applicable anti-money laundering and anti-bribery and corruption laws and regulations.

22.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

23.	JURISDICTION
23.1

It is irrevocably agreed for the Bank’s exclusive benefit that the courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Agreement (including a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement).   (“Proceedings”).  Nothing in this clause shall limit the Bank’s right to take Proceedings against the Indemnifier in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

23.2

Without prejudice to any other mode of service and at the request of the Bank, Indemnifier shall promptly appoint an agent located in England for service of process with respect to proceedings in the courts of England, but if Indemnifier fails to do so, or the appointed agent is unable to act for whatever reason as Indemnifier’s agent for service of process, the Bank may appoint, at Indemnifier’s cost, an agent for service of process on behalf of Indemnifier.

24.	SUPPLEMENTARY DOCUMENTS

The Indemnifier agrees to provide a copy of any authorisation or other document, opinion or assurance, whether in relation to the Indemnifier, any Designated Affiliate or any other relevant person, which the Bank may from time to time consider necessary in connection with any Undertaking or for the validity and enforceability of this Agreement.

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

25.	CONFIDENTIALITY
25.1

The Bank is hereby authorised to disclose the contents of this Agreement, any Undertaking or other documents delivered in connection with this Agreement, any information regarding the Applicant or which is publicly available:

(a)

to any transferee, novating party, assignee or participant (whether actual or potential), any Affiliate or any person with whom the bank may otherwise consider entering into contractual relations in relation to this Agreement;

(b)	in connection with any court proceedings;
(c)	to the Bank’s, or any Affiliate’s, officers, directors, employees, auditors and professional advisers; and
(d)

any information whatsoever in relation to the Applicant or the aforesaid documents and notices if required to do so by any law or regulation or by any request or the requirement (whether or not having the force of law) of any central bank, governmental, monetary, regulatory or other authority.

26.	AMENDMENT

Any amendment to this Agreement may be made by the Bank on reasonable prior notice given to the Indemnifier. Following such notice, if any request is made by the Applicant under or in connection with an Undertaking including in relation to any issuance, extension, renewal, amendment or other step to be taken by the Bank with respect to any Undertaking and/or the Applicant permits any Undertaking to continue to subsist, the Indemnifier will also be deemed to have accepted such amendment.

THIS DEED has been entered into as a deed on this 31st day of May 2024.

EXECUTED as a DEED by Atlantic Projects Company Limited acting by Mark S. Shinners and [NAME OF AUTHORISED SIGNATORY] who is permitted to execute for Atlantic Projects Company Limited under the laws of The Republic of Ireland

) ………………………………………………………. Authorised signatory ) ………………………………………………………. Authorised signatory

EXECUTED as a DEED by [NAME OF AUTHORISED SIGNATORY] as attorney for BANK OF AMERICA, NATIONAL ASSOCIATION under a power of attorney dated [DATE]

in the presence of:

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

) ………………………………………………………. Attorney

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

SCHEDULE 1

DESIGNATED AFFILIATES

Name of Designated Affiliate	Company Number	Registered address of Designated Affiliate

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation

SCHEDULE 2

NOTICE OF ADDITIONAL DESIGNATED AFFILIATES

To:Bank of America, National Association

From:[insert name of Indemnifier]

Dated:[please insert]

Dear Sirs

Master Issuance and Indemnity Agreement dated [insert] (the “Agreement”)

1.

We refer to the Agreement, we hereby designate [please insert name of Designated Affiliate], incorporated in [please insert], with company number [please insert] and registered address [please insert]  as a Designated Affiliate under and as defined in the Agreement.

2.

The Indemnifier hereby represents and warrants that: (i) the entry into and performance by it of, and the transactions contemplated by, this notice promote the success of the Indemnifier for the benefit of its members as a whole; and (ii) the Indemnifier has acknowledged and understood that the Agreement contemplates applications for issuance of Undertakings being made by the Indemnifier for and on behalf of its Designated Affiliates, or by the Designated Affiliates directly, in each case with the Indemnifier being liable for reimbursing and indemnifying the Bank in accordance with the terms of the notice and at the date of this notice, the Indemnifier is solvent and will not become insolvent due to performing its obligations under, the Agreement.

3.	This notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

[insert name of Indemnifier]

Name:	Name:

Title:	Title:

Accepted and agreed by

Bank of America, National Association

Name:

Title:

00-35-6615NSBW 10-18-2023 JP	Bank of America – Confidential	© 2023 Bank of America Corporation